UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2009

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Warwick Valley Telephone Company (the "Company") announced today that on June 30, 2009, Wisner H. Buckbee, who has been Chairman of the Board of Directors since 2001, has retired from the Board.

Mr. Buckbee served as a member of the Board of Directors since 1991 and served as a member of the Audit Committee, the Governance and Nominating Committee, and the Budget and Pension Committee. The Governance Committee has appointed Robert J. DeValentino as Interim Chairman of the Board until the next election of officers by the Board in April 2010. At this time, the Board does not intend to fill the committee positions previously held by Mr. Buckbee.

A press release relating to this matter is attached as Exhibit 99.1 and is filed herewith.

Item 9.01 Financial Statements and Exhibits.

Press release entitled "Warwick Valley Telephone Company Announces Retirement of Chairman of the Board of Directors," dated July 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

July 2, 2009	By:	Duane W. Albro

Name: Duane W. Albro
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release entitled, "Warwick Valley Telephone Company Announces Retirement of Chairman of the Board of Directors," dated July 2, 2009.